Exhibit 99.1

DSP Group, Inc. Reports First Quarter 2020 Results

Well Positioned to Address Accelerating Technological Trends at Work and at Home

San Jose, Calif., May 4, 2020 - DSP Group®, Inc. (NASDAQ: DSPG), a leading global provider of voice and wireless chipset solutions for converged communications, announced today its results for the first quarter ended March 31, 2020.

First Quarter Financial Highlights (and Comparisons to First Quarter of 2019):

●	Total revenues of $28.2 million were essentially flat year-over-year:

o	Revenues from growth initiatives of $18.2 million accounted for 64% of total revenues, a year-over-year increase of 3%

o	Unified Communications segment revenues of $10.2 million, a year-over-year increase of 9%

o	SmartVoice segment revenues of $4.0 million, a year-over-year decrease of 4%

o	SmartHome segment revenues of $4.0 million, a year-over-year decrease of 5%

o	Cordless revenues of $10.1 million, a year-over-year decrease of 5%

●	GAAP and non-GAAP gross margin of 50.9% and 51.4%, respectively, a 20 and 10 basis point decrease, respectively

●

GAAP and non-GAAP R&D expenses of $10.4 million and $9.6 million, respectively, compared to GAAP and non-GAAP R&D expenses of $8.9 million and $8.2 million, respectively, with the increase primarily due to project-related discretionary spending

●	GAAP and non-GAAP loss per share of $0.11 and $0.04, respectively, compared to GAAP loss per share of $0.05 and non-GAAP diluted earnings per share of $0.05

●	GAAP and non-GAAP operating loss of $3.4 million and $1.5 million, respectively, compared to GAAP operating loss of $1.6 million and non-GAAP operating income of $0.4 million, respectively

●	GAAP and non-GAAP net loss of $2.5 million and $1.0 million, respectively, compared to GAAP net loss of $1.1 million and non-GAAP net income of $1.2 million

●	Generated $0.9 million of cash from operations, compared to $3.5 million of cash used for operations

●	Repurchased 275,000 shares for a total consideration of $3.4 million during the quarter

●	Cash, deposits and marketable securities of approximately $128.4 million as of March 31, 2020

Management Comments:

Commenting on the results, Ofer Elyakim, CEO of DSP Group, stated: “The COVID-19 outbreak presents an unprecedented global challenge affecting every aspect of our lives. Ensuring the safety and well-being of our employees, partners and communities are our top priorities as we continue to serve our customers and build value for our stockholders. Despite short-term issues caused by the COVID-19 pandemic, including supply chain disruptions from China and slowdowns at customer operations worldwide, we generated revenues of $28.2 million, in line with the original guidance range we provided. We are also successfully maintaining gross margins of over 50%, compared with under 40% just a few years ago, which highlights the added value we are bringing to our customers in each of our growth initiatives, namely Unified Communications, SmartVoice and SmartHome.”

Mr. Elyakim continued, “Our innovative technical solutions are well-positioned to play a significant role in the technological trends that are accelerating as a result of the pandemic. For instance, with more employees working remotely, and offices reconfiguring workspaces to cater to social distancing requirements, high-quality communication and remote collaboration tools are essential. Moreover, individuals worldwide have recently become sensitive to the health risks of touching commonly-used surfaces, which should accelerate the adoption of voice as a user interfaces (VUIs) for a broad array of products, beyond the original value propositions of convenience and functionality. DSP Group is uniquely positioned to leverage its leadership in Unified Communications, SmartVoice and SmartHome markets with world class technologies and innovative solutions that address the increasing demands of these markets. While the pandemic, shelter-in-place restrictions and global economic slowdown will undoubtedly have a short-term disruptive impact on our suppliers, customers and partners, we are proud that DSP Group has the technologies and products to help our customers transition to a safer and more productive environment, both at the office and at home. Our leading voice AI and IoT solutions position us well for sustainable long-term growth as we capitalize on these accelerating technological trends.”

First Quarter Business Highlights:

●	Continued to grow and strengthen our SmartVoice franchise with design wins and product launches for VUIs with leading consumer electronics OEMs, thereby driving dynamic growth in a burgeoning market:

o	A tier one platform company integrated our SmartVoice technology in its newly launched TWS earbuds

o	Lenovo, BBK and a leading mobile OEM launched a number of new tablet products based on our SmartVoice solutions supporting multiple simultaneous wake word detection

o	A leading security camera brand launched a new outdoor camera with our SmartVoice DSP and HDClear™ algorithms

●

Grew and diversified our SmartHome ecosystem with leading IoT vendors that recognize ULE’s unmatched characteristics for wireless indoor connectivity. These characteristics include superior range, interference-free spectrum and native support for two-way voice:

o	Korea Telecom selected our ULE technology for its new smart small business IoT offering

o	British Telecom launched its digital voice offering leveraging our DECT/ULE solution to offer its subscribers wireless HD voice experience

o	A leading European security service provider selected our DECT/ULE for its all-in-one voice emergency and communication offering

●	Solidified our leadership position in the Unified Communications market as demonstrated by the following business wins:

o	A tier one networking OEM selected our DECT solution for an innovative headset product to be launched in the coming months

o	Sangoma launched its Sangoma H10 Wireless Headset based on our DECT solution

o	Escene launched a desktop VoIP phone with 4G modem based on our DVF solution

First Quarter Non-GAAP Results:

Non-GAAP net loss and loss per share for the first quarter of 2020 were $1.0 million and $0.04, respectively, as compared to non-GAAP net income and diluted earnings per share of $1.2 million and $0.05, respectively, for the first quarter of 2019. Non-GAAP net income and diluted earnings per share for the first quarter of 2020 excluded the impact of amortization of acquired intangible assets in the amount of $0.1 million associated with previous acquisitions, equity-based compensation expenses of $1.8 million, non-cash income from exchange rate differences resulting from the new lease accounting standard (ASC 842) in the amount of $0.4 million, and changes in deferred taxes in the amount of $0.1 million related to intangible assets acquired in previous acquisitions and equity-based compensation expenses. Non-GAAP net income and diluted earnings per share for the first quarter of 2019 excluded the impact of amortization of acquired intangible assets in the amount of $0.1 million associated with previous acquisitions, equity-based compensation expenses of $1.9 million, non-cash expenses from exchange rate differences resulting from ASC 842 in the amount of $0.3 million, and changes in deferred taxes in the amount of $0.1 million related to intangible assets acquired in previous acquisitions and equity-based compensation expenses.

Earnings Conference Call Details

DSP Group will discuss its first quarter financial results, along with its outlook and guidance for the second quarter of 2020, on its conference call at 8:30 a.m. ET today, and invites you to listen via our conference call or a live broadcast over the Internet.

Investors may access the conference call by dialing +1 (866) 966-1396 (domestic US) or +1 (631) 510-7495 (international) approximately 10 minutes prior to the starting time. The password is 3378227

The broadcast via the Internet can be accessed by interested parties through the Investor Relations section of DSP Group’s website at www.dspg.com or link to: https://edge.media-server.com/mmc/p/p3n4c8en.

A replay of the conference call will be available for a week following the call. To listen to the session, please dial +1 (917) 677-7532, domestically or +44 (0) 3333009785, internationally and enter the company access code: 3378227

Presentation of Non-GAAP Net Income and EPS

The Company believes that the non-GAAP presentation of net income (loss) and diluted earnings per share presented in this press release is useful to investors in comparing results for the first quarter and ended March 31, 2020 and 2019 because the exclusion of the above noted expenses may provide a more meaningful analysis of the Company’s core operating results. Further, the Company believes it is useful to investors to understand how the expenses associated with equity-based compensation are reflected in its statements of income

Forward Looking Statements

This press release contains statements that qualify as “forward-looking statements” under the Private Securities Litigation Reform Act of 1995, including Mr. Elyakim’s statements: (i) DSP Group’s innovative technical solutions are well-positioned to play a significant role in the technological trends that are accelerating as a result of the pandemic; (ii) DSP Group is uniquely positioned to leverage its leadership position in the SmartVoice, Unified Communications and SmartHome market with world class technologies and innovative solutions; (iii) DSP Group has core competencies in VUIs and Unified Communications, which it believes will be increasingly important in the future; (iv) DSP Group has the technologies and products to help its customers transition to a safer and more productive environment, both at the office and at home; (v) our leading voice AI and IoT solutions position the company well for sustainable long-term growth as it capitalizes on the accelerating technological trends due to the pandemic; and (vi) the launch of a headset product by a tier one networking OEM with DSP Group’s DECT solution in the coming months. The results from these statements may not actually arise as a result of various factors, including the duration of the COVID-19 pandemic; the extent and length of the shelter-in-place and other restrictions associated with the COVID-19 pandemic and the impact on the demand for consumer electronics and the global economy; market penetration of DSP Group’s unified communications, ULE, VUI, SmartVoice and SmartHome products; unexpected delays in the commercial launch of new products; unexpected inventory adjustments, the speed of decline in the cordless market; DSP Group’s ability to manage costs; DSP Group’s ability to develop and produce new products at competitive costs and in a timely manner and the ability of such products to achieve broad market acceptance; and general market demand for products that incorporate DSP Group’s technology in the market. These factors and other factors which may affect future operating results or DSP Group’s stock price are discussed under “RISK FACTORS” in the Form 10-K for fiscal 2019, as well as other reports DSP Group has filed with the Securities and Exchange Commission and which are available on DSP Group’s website (www.dspg.com) under Investor Relations. DSP Group assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

About DSP Group

DSP Group®, Inc. (NASDAQ: DSPG) is a global leader in wireless chipsets for a wide range of smart-enabled devices. The company was founded in 1987 on the principles of experience, insight and continuous advancement which enable the company to consistently deliver next-generation solutions in the areas of voice, audio, video and data connectivity. DSP Group, an expert in voice processing, invests heavily in innovation for the smart future and designs leading-edge semiconductor technology that is enabling our customers to develop a new wave of products that bring enhanced user experiences through innovation. For more information, visit www.dspg.com.

Contact:

Tali Chen, Chief Marketing Officer, Tali.Chen@dspg.com

DSP GROUP, INC.

    CONSOLIDATED STATEMENTS OF INCOME

    (In thousands, except per share amounts)

	Three Months Ended March 31
	2020	2019
	(Unaudited)	(Unaudited)

Revenues	$28,239	$28,276
Cost of revenues	13,858	13,820

Gross profit	14,381	14,456
Operating expenses:
Research and development, net	10,354	8,922
Sales and marketing	5,011	4,483
General and administrative	2,348	2,555
Amortization of intangible assets	104	104

Total operating expenses	17,817	16,064

Operating loss	(3,436)	(1,608)

Financial income, net	903	313

Loss before income tax benefit	(2.533)	(1,295)

Income tax benefit	(68)	(229)

Net loss	$(2.465)	$(1,066)
Net loss per share:
Basic and diluted	$(0.11)	$(0.05)

Weighted average number of shares used in per share computations of loss per share:
Basic and diluted	23,342	22,542

	Three Months Ended
	March 31,
	2020	2019
	Unaudited	Unaudited
GAAP net Loss	$(2,465)	$(1,066)
Equity-based compensation expense included in cost of revenues	120	115
Equity-based compensation expense included in research and development, net	751	750
Equity-based compensation expense included in sales and marketing	555	402
Equity-based compensation expense included in general and administrative	406	638
Amortization of intangible assets	104	104
Non-cash (Income) expenses from Exchange rates differences resulting from the new lease accounting standard (ASC 842)	(416)	307
Changes of deferred taxes related to intangible assets and equity-based compensation expense	(66)	(81)
Non-GAAP net income (loss)	$(1,011)	$1,169

Weighted-average number of common stock used in computation of GAAP diluted net loss per share (in thousands)	23,342	22,542

Weighted-average number of shares related to outstanding options, stock appreciation rights and restricted share units (in thousands)	-	1,394

Weighted-average number of common stock used in computation of non-GAAP diluted net earnings (loss) per share (in thousands)	23,342	23,936

GAAP diluted net loss per share	$(0.11)	$(0.05)
Equity-based compensation expense	0.08	0.08
Amortization of intangible assets	0.01	0.01
Non-cash (income) expenses from Exchange rates differences resulting from the new lease accounting standard (ASC 842)	(0.02)	0.01
Changes of deferred taxes related to intangible assets and equity-based compensation expense	-	-
Non-GAAP diluted net earnings (loss) per share	$(0.04)	$0.05

DSP GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31,	December 31,
	2020	2019
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents
Restricted deposits	$35,285500	$28,737518
Marketable securities and short-term deposits	40,595	39,141
Trade receivables, net	13,881	15,382
Inventories	8,017	7,464
Other accounts receivable and prepaid expenses	3,553	3,551
Total current assets	101,831	94,793

Property and equipment, net	6,698	6,805

Long term marketable securities and deposits	51,974	62,884
Severance pay fund	15,225	15,800
Operating leases– right of use assets	11,182	11,655
Deferred income taxes	6,567	6,377
Intangible assets, net	6,800	6,904
Long term prepaid expenses and lease deposits	820	707
Total long-term assets	92,568	104,327

Total assets	$201,097	$205,925

Liabilities and Stockholders’ Equity
Current liabilities:
Trade payables	$9,042	$8,511
Operating lease liability	2,388	2,569
Other current liabilities	13,342	14,159
Total current liabilities	24,772	25,239

Accrued severance pay	15,568	16,074
Operating lease liability	9,726	10,436
Accrued pensions	951	963
Deferred income taxes	101	119
Total long term liabilities	26,346	27,592

Stockholders’ equity:

Common stock	23	23
Additional paid-in capital	388,387	386,534
Accumulated other comprehensive loss	(1,124)	(889)
Less – Cost of treasury stock	(113,532)	(113,862)
Accumulated deficit	(123,775)	(118,712)
Total stockholders’ equity	149,979	153,094
Total liabilities and stockholders’ equity	$201,097	$205,925